Exhibit 99.1

                      BOB KITTREDGE NAMED TO SUREWEST BOARD

    ROSEVILLE, Calif., Nov. 29 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) today announced the appointment of Robert D. Kittredge to the SureWest Board of Directors.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO )

    Kittredge, 58, retired in 2004 from the national accounting firm of PricewaterhouseCoopers after 35 years of service. From 1989 until his retirement, he served as managing partner of the Sacramento, California office, overseeing the practices in accounting, auditing, taxation and consulting in the Sacramento region and throughout Northern California.

    "Bob Kittredge is well known to and enormously respected by the business community in our area, and as a long-time business leader, is well versed with our company's products and services, and opportunities," said SureWest Chairman of the Board Kirk Doyle. "His background in financial accounting, auditing and consulting, together with his knowledge of our company and the local market, make him a superb addition to the Board."

    Mr. Kittredge is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants, and is a past president of the Sacramento Chapter of the California Society of CPAs. In addition to his professional activities, Kittredge has served as the president or board member for numerous charitable and not-for-profit organizations in the Sacramento region.

    Mr. Kittredge satisfies all of the independent director criteria of the NASDAQ National Market.

    About SureWest

    With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

     SureWest contact: Ron Rogers
     916-746-3123, r.rogers@surewest.com

SOURCE  SureWest Communications
    -0-                             11/29/2005
    /CONTACT: Ron Rogers of SureWest Communications, +1-916-746-3123, or r.rogers@surewest.com/
    /Photo: http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO
              AP Archive:  http://photoarchive.ap.org
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    /Web site:  http://www.surewest.com /